Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Dan Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gcu.edu

Media Contact:

Bill Jenkins

Grand Canyon Education, Inc.

602-639-6678

William.jenkins@gcu.edu

GRAND CANYON EDUCATION, INC. REPORTS

SECOND QUARTER 2012 RESULTS

ARIZONA, August 6, 2012—Grand Canyon Education, Inc. (NASDAQ: LOPE), a regionally accredited provider of online and campus-based postsecondary education services, today announced financial results for the quarter ended June 30, 2012.

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Grand Canyon Education, Inc. Reports Second Quarter 2012 Results

For the three months ended June 30, 2012:

•	Net revenue increased 15.7% to $119.3 million for the second quarter of 2012, compared to $103.1 million for the second quarter of 2011.

•	At June 30, 2012, our enrollment was approximately 44,400, an increase of 12.4% from our enrollment of approximately 39,500 at June 30, 2011.

•

Operating income for the second quarter of 2012 was $25.4 million, an increase of 15.4% as compared to $22.0 million for the same period in 2011. The operating margin for the second quarter of 2012 was 21.3%, compared to 21.4% for the same period in 2011.

•	Adjusted EBITDA increased 28.3% to $35.6 million for the second quarter of 2012, compared to $27.7 million for the same period in 2011.

•

The tax rate in the second quarter of 2012 was 38.5% compared to 41.5% in the second quarter of 2011. The decrease in the effective tax rate was primarily due to certain non-recurring tax items, which had the effect of decreasing our effective tax rate in the second quarter of 2012 and increasing the effective tax rate in the second quarter of 2011.

•	Net income increased 21.2% to $15.6 million for the second quarter of 2012, compared to $12.9 million for the same period in 2011.

•	Diluted net income per share was $0.35 for the second quarter of 2012, compared to $0.29 for the same period in 2011.

•

In connection with the University’s review of student files for the period from July 1, 2008 to June 30, 2010 in accordance with a pending program review with the Department of Education, the University determined that certain Pell grants received by the University for students that later unofficially withdrew, primarily during the 2008 – 2009 school year, should have been returned. Although the student is obligated to repay the University for these amounts, the University has decided that it will not seek reimbursement from the students once the returns are made. The University estimates the total amount to be returned is approximately $3.0 million and, accordingly, has reserved this amount during the second quarter of 2012. Diluted net income per share, excluding this $3.0 million reserve, would have been $0.39 for the second quarter of 2012.

For the six months ended June 30, 2012:

•	Net revenue increased 15.4% to $236.4 million for the six months ended June 30, 2012, compared to $204.8 million for the six months ended June 30, 2011.

•

Operating income for the six months ended June 30, 2012 was $49.6 million, an increase of 29.9% as compared to $38.2 million for the same period in 2011. The operating margin for the six months ended June 30, 2012 was 21.0%, compared to 18.6% for the same period in 2011.

•	Adjusted EBITDA increased 35.7% to $66.7 million for the six months ended June 30, 2012, compared to $49.1 million for the same period in 2011.

•

The tax rate for the six months ended June 30, 2012 was 39.1% compared to 41.3% for the same period in 2011. The decrease in the effective tax rate was primarily due to certain non-recurring tax items, which had the effect of decreasing our effective tax rate in the six months ended June 30, 2012 and increasing the effective tax rate in the same period in 2011.

•	Net income increased 34.5% to $30.1 million for the six months ended June 30, 2012, compared to $22.4 million for the same period in 2011.

•

Diluted net income per share was $0.67 for the six months ended June 30, 2012, compared to $0.49 for the same period in 2011. Diluted net income per share, excluding the $3.0 million reserve described above, would have been $0.71 for the six months ended June 30, 2012.

Balance Sheet and Cash Flow

As of June 30, 2012, the University had unrestricted cash and cash equivalents of $50.8 million compared to $21.2 million at December 31, 2011 and restricted cash and cash equivalents at June 30, 2012 and December 31, 2011 of $54.9 million and $56.7 million, respectively.

The University generated $79.6 million in cash from operating activities for the six months ended June 30, 2012 compared to $37.6 million for the same period in 2011. Cash provided by operating activities in 2012 and 2011 resulted from our net income plus non-cash charges for provision for bad debts, depreciation and amortization, share-based compensation and improvement in our working capital.

Net cash used in investing activities was $50.3 million and $32.9 million for the six months ended June 30, 2012 and 2011, respectively. Capital expenditures were $50.5 million and $38.3 million for the six months ended June 30, 2012 and 2011, respectively. In 2012, capital expenditures primarily consisted of the construction costs associated with two additional dormitories, an Arts and Science classroom building and a parking garage to support our increasing traditional student enrollment as well as purchases of computer equipment, other internal use software projects and furniture and equipment. In 2011, capital expenditures primarily consisted of ground campus building projects such as a new dormitory and an events arena to support our increasing traditional ground student enrollment as well as purchases of computer equipment, internal use software projects and furniture and equipment. In 2011 expenditures were partially offset by a $5.4 million decrease in restricted cash as a result of payment of the qui tam legal matter in June 2011.

Net cash provided by financing activities was $0.2 million for the six months ended June 30, 2012 and net cash used in financing activities was $23.7 million in the six months ended June 30, 2011. During the first six months of 2012 $3.4 million of proceeds from the exercise of stock options were partially offset by $2.0 million used to purchase treasury stock in accordance with the University’s share repurchase program and principal payments on notes payable and capital lease obligations of $1.3 million. During the first six months of 2011, $22.4 million was used to purchase treasury stock in accordance with the University’s share repurchase program and principal payments on notes payable and capital leases totaled $1.9 million, partially offset by $0.6 million of proceeds from the exercise of stock options.

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Grand Canyon Education, Inc. Reports Second Quarter 2012 Results

2012 Annual Outlook by Quarter

Q3 2012:	Net revenue between $124.5 million and $126.5 million; Target Operating Margin between 20.5% to 21.5%; Diluted EPS between $0.33 and $0.35 using 45.6 million diluted shares; student counts between 48,500 to 49,500

Q4 2012:	Net revenue between $127 million and $130 million; Target Operating Margin between 22.0% to 23.0%; Diluted EPS between $0.36 and $0.39 using 46.3 million diluted shares; student counts between 48,500 to 49,500

Full Year 2012:	Net revenue between $488 million and $493 million; Target Operating Margin between 21.0% to 21.5%; Diluted EPS between $1.36 and $1.41 using 45.5 million diluted shares

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: projections, predictions, expectations, estimates, and forecasts as to our business, financial and operational results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: our failure to comply with the extensive regulatory framework applicable to our industry, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; the results of the ongoing program review being conducted by the Department of Education of our compliance with Title IV program requirements, and possible fines or other administrative sanctions resulting therefrom; the ability of our students to obtain federal Title IV funds, state financial aid, and private financing; risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards, including pending rulemaking by the Department of Education; potential damage to our reputation or other adverse effects as a result of negative publicity in the media, in the industry or in connection with governmental reports or investigations or otherwise, affecting us or other companies in the for-profit postsecondary education sector; our ability to properly manage risks and challenges associated with potential acquisitions of, or investments in, new businesses, acquisitions of new properties, or the expansion of our campus to new locations; our ability to hire and train new, and develop and train existing, faculty and employees; the pace of growth of our enrollment; our ability to convert prospective students to enrolled students and to retain active students; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; industry competition, including competition for qualified executives and other personnel; risks associated with the competitive environment for marketing our programs; failure on our part to keep up with advances in technology that could enhance the online experience for our students; the extent to which obligations under our loan agreement, including the need to comply with restrictive and financial covenants and to pay principal and interest payments, limits our ability to conduct our operations or seek new business opportunities; our ability to manage future growth effectively; general adverse economic conditions or other developments that affect job prospects in our core disciplines; and other factors discussed in reports on file with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Grand Canyon Education, Inc. Reports Second Quarter 2012 Results

Conference Call

Grand Canyon Education, Inc. will discuss its second quarter 2012 results and 2012 outlook during a conference call scheduled for today, August 6, 2012 at 4:30 p.m. Eastern time (ET). To participate in the live call, investors should dial 877-815-5362 (domestic and Canada) or 706-679-7806 (international), passcode 88563378 at 4:25 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. Web site at www.gcu.edu.

A replay of the call will be available approximately two hours following the conclusion of the call through August 13, 2012, at 855-859-2056 (domestic) or 404-537-3406 (international), passcode 88563378. It will also be archived at www.gcu.edu in the investor relations section for 60 days.

About Grand Canyon Education, Inc.

Grand Canyon Education, Inc. is a regionally accredited provider of postsecondary education services focused on offering graduate and undergraduate degree programs in its core disciplines of education, business, healthcare and liberal arts. In addition to its online programs, it offers programs at its approximately 115 acre traditional campus in Phoenix, Arizona and onsite at the facilities of employers. Approximately 44,400 students were enrolled as of June 30, 2012. For more information about Grand Canyon Education, Inc., please visit http://www.gcu.edu.

Grand Canyon Education, Inc. is regionally accredited by The Higher Learning Commission of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Grand Canyon University, 3300 W. Camelback Road, Phoenix, AZ 85017, www.gcu.edu.

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Grand Canyon Education, Inc. Reports Second Quarter 2012 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2012	2011	2012	2011
Net revenue	$119,260	$103,118	$236,391	$204,827
Costs and expenses:
Instructional costs and services	53,406	46,354	104,230	95,229
Selling and promotional, including $594 and $2 for the three months ended June 30, 2012 and 2011, respectively, and $1,041 and $403 for the six months ended June 30, 2012 and 2011, respectively, to related parties	32,755	27,709	67,314	57,541
General and administrative	7,701	7,038	15,245	13,870

Total costs and expenses	93,862	81,101	186,789	166,640

Operating income	25,398	22,017	49,602	38,187
Interest expense	(78)	(29)	(285)	(136)
Interest income	26	26	36	58

Income before income taxes	25,346	22,014	49,353	38,109
Income tax expense	9,748	9,141	19,286	15,755

Net income	$15,598	$12,873	$30,067	$22,354

Net income per common share:
Basic	$0.35	$0.29	$0.68	$0.50

Diluted	$0.35	$0.29	$0.67	$0.49

Shares used in computing net income per common share:
Basic	44,447	44,658	44,410	45,122

Diluted	45,169	45,018	45,161	45,551

Grand Canyon Education, Inc. Reports Second Quarter 2012 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA

Adjusted EBITDA is defined as net income plus interest expense net of interest income, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) royalty payments incurred pursuant to an agreement with our former owner that has been terminated as of April 15, 2008; (ii) contributions to Arizona school tuition organizations in lieu of state income taxes, which we typically make in the fourth quarter of a fiscal year; (iii) contract termination fees, if any; (iv) lease termination costs, if any; (v) exit costs, if any; (vi) estimated litigation and regulatory reserves; and (vii)share-based compensation. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA, and our loan agreement requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Royalty expenses paid to our former owner, contributions made to Arizona school tuition organizations in lieu of the payment of state income taxes, estimated litigation and regulatory reserves, exit costs, share-based compensation, and contract termination fees are not considered reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity. Some of these limitations are that it does not reflect:

•	cash expenditures for capital expenditures or contractual commitments;

•	changes in, or cash requirement for, our working capital requirements;

•	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

•	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited, in thousands)		(Unaudited, in thousands)
Net income	$15,598	$12,873	$30,067	$22,354
Plus: interest expense net of interest income	52	3	249	78
Plus: income tax expense	9,748	9,141	19,286	15,755
Plus: depreciation and amortization	5,058	3,926	10,016	7,678

EBITDA	30,456	25,943	59,618	45,865

Plus: royalty to former owner	74	74	148	148
Plus: estimated litigation and regulatory reserves	3,010	—	3,210	—
Plus: share-based compensation	2,022	1,700	3,716	3,130

Adjusted EBITDA	$35,562	$27,717	$66,692	$49,143

Grand Canyon Education, Inc. Reports Second Quarter 2012 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

	June 30,	December 31,
(In thousands, except par value)	2012	2011
	(Unaudited)
Current assets
Cash and cash equivalents	$50,760	$21,189
Restricted cash and cash equivalents	54,482	56,115
Accounts receivable, net of allowance for doubtful accounts of $8,026 and $11,706 at June 30, 2012 and December 31, 2011, respectively	8,363	11,815
Income taxes receivable	—	11,861
Deferred income taxes	3,349	3,353
Other current assets	12,275	11,081

Total current assets	129,229	115,414
Property and equipment, net	233,273	189,947
Restricted cash	375	555
Prepaid royalties	5,628	5,958
Goodwill	2,941	2,941
Other assets	3,652	3,032

Total assets	$375,098	$317,847

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$19,784	$18,523
Accrued compensation and benefits	15,174	12,229
Accrued liabilities	14,672	8,456
Income taxes payable	7,636	536
Student deposits	55,248	57,602
Deferred revenue	31,106	21,723
Due to related parties	319	227
Current portion of capital lease obligations	86	470
Current portion of notes payable	1,769	1,739

Total current liabilities	145,794	121,505
Capital lease obligations, less current portion	631	674
Other noncurrent liabilities	7,716	7,140
Deferred income taxes, noncurrent	3,187	5,334
Notes payable, less current portion	19,124	19,901

Total liabilities	176,452	154,554

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at June 30, 2012 and December 31, 2011	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 46,797 and 45,955 shares issued and 45,017 and 44,298 shares outstanding at June 30, 2012 and December 31, 2011, respectively	468	460
Treasury stock, at cost, 1,780 and 1,657 shares of common stock at June 30, 2012 and December 31, 2011, respectively	(25,872)	(23,894)
Additional paid-in capital	92,914	85,720
Accumulated other comprehensive loss	(298)	(360)
Accumulated earnings	131,434	101,367

Total stockholders’ equity	198,646	163,293

Total liabilities and stockholders’ equity	$375,098	$317,847

Grand Canyon Education, Inc. Reports Second Quarter 2012 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(In thousands)	2012	2011
Cash flows provided by operating activities:
Net income	$30,067	$22,354
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	3,716	3,130
Excess tax benefits from share-based compensation	(121)	—
Amortization of debt issuance costs	32	30
Provision for bad debts	7,871	18,277
Depreciation and amortization	10,164	7,826
Exit costs	—	(64)
Deferred income taxes	(2,187)	1,392
Loss on asset disposal	182	—
Changes in assets and liabilities:
Restricted cash and cash equivalents	1,633	1,588
Accounts receivable	(4,419)	(13,372)
Prepaid expenses and other	(1,846)	(1,127)
Due to/from related parties	92	(8,773)
Accounts payable	(1,627)	4,996
Accrued liabilities and employee related liabilities	9,286	(3,102)
Accrued litigation loss	—	(5,200)
Income taxes receivable/payable	19,021	2,295
Deferred rent	682	2,704
Deferred revenue	9,383	6,833
Student deposits	(2,354)	(2,173)

Net cash provided by operating activities	79,575	37,614

Cash flows used in investing activities:
Capital expenditures	(50,454)	(38,276)
Restricted funds held for derivative collateral and legal matter	180	5,405

Net cash used in investing activities	(50,274)	(32,871)

Cash flows provided by (used in) financing activities:
Principal payments on notes payable and capital lease obligations	(1,299)	(1,892)
Repurchase of common shares	(1,978)	(22,369)
Debt issuance costs	—	(70)
Excess tax benefits from share-based compensation	121	—
Net proceeds from exercise of stock options	3,426	603

Net cash provided by (used in) financing activities	270	(23,728)

Net increase (decrease) in cash and cash equivalents	29,571	(18,985)
Cash and cash equivalents, beginning of period	21,189	33,637

Cash and cash equivalents, end of period	$50,760	$14,652

Supplemental disclosure of cash flow information
Cash paid for interest	$286	$145
Cash paid for income taxes	$10,385	$11,793
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$2,888	$6,791
Tax benefit of Spirit warrant intangible	$134	$127
Shortfall tax expense from share-based compensation	$125	$47

Grand Canyon Education, Inc. Reports Second Quarter 2012 Results

The following is a summary of our student enrollment at June 30, 2012 and 2011 (which included less than 774 students pursuing non-degree certificates in each period) by degree type and by instructional delivery method:

	June 30,
	2012(1)		2011(1)
	# of Students	% of Total	# of Students	% of Total
Graduate degrees(2)	18,161	40.9%	17,205	43.5%
Undergraduate degree	26,274	59.1%	22,320	56.5%

Total	44,435	100.0%	39,525	100.0%

	June 30,
	2012(1)		2011(1)
	# of Students	% of Total	# of Students	% of Total
Online(3)	42,121	94.8%	37,915	95.9%
Ground(4)	2,314	5.2%	1,610	4.1%

Total	44,435	100.0%	39,525	100.0%

(1)	Enrollment at June 30, 2012 and 2011 represents individual students who attended a course during the last two months of the calendar quarter.
(2)	Includes 2,417 and 1,409 students pursuing doctoral degrees at June 30, 2012 and 2011, respectively.
(3)	As of June 30, 2012 and 2011, 42.0% and 44.2%, respectively, of our online and professional studies students are pursuing graduate degrees.
(4)	Includes both our traditional on-campus ground students, as well as our professional studies students.